EXHIBIT 10.5

AMENDMENT NO. 1 TO THE

OPERATING EXPENSE REIMBURSEMENT AND GUARANTY AGREEMENT

This Amendment No. 1 to the Operating Expense Reimbursement and Guaranty Agreement (this “Amendment”) is made and entered into as of December 21, 2011 by and among Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), Steadfast Income Advisor, LLC, a Delaware limited liability company (the “Advisor”), Beacon Bay Holdings, LLC (“Beacon Bay”), a Delaware limited liability company, and Rodney F. Emery, as an individual (“Emery”). The Company, Advisor, Beacon Bay and Emery are each referred to herein as a “Party” and collectively the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Reimbursement Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company, the Advisor, Beacon Bay and Emery entered into that certain Operating Expense Reimbursement and Guaranty Agreement, dated as of May 25, 2011 (the “Reimbursement Agreement”), which provided for, among other matters, the terms of reimbursement by the Advisor of certain Operating Expenses incurred by the Company for the four quarters ended March 31, 2011 (the “March 2011 Excess Amount”) and the terms of future payment and reimbursement of Operating Expenses;

WHEREAS, pursuant to the terms of the Reimbursement Agreement, on the earlier to occur of the termination of the Advisory Agreement or December 31, 2011 (defined as the “Determination Date”), the Advisor must reimburse the Company for the March 2011 Excess Amount, subject to the conditions set forth in the Reimbursement Agreement; and

WHEREAS, pursuant to Section 9(c) of the Reimbursement Agreement, the Parties desire to amend the Reimbursement Agreement to extend the Determination Date to June 30, 2012 and revise the terms of future payment and reimbursement of Operating Expenses.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

The Reimbursement Agreement is hereby amended as follows:

Section 1.1 Amendment to Section 1. Section 1 of the Reimbursement Agreement is hereby amended and restated in its entirety as follows:

1. Agreement to Reimburse. If, on the earlier of the termination date of the Advisory Agreement or June 30, 2012 (the “Determination Date”), Operating Expenses of the Company for the four quarters ended March 31, 2011 (“3/31/11 Operating Expenses”) exceed the 2%/25% limitation (measured from the commencement of the Company’s operations through the Determination Date), then Advisor shall promptly, but in no event later than 30 days following the Determination Date (the “Payment Date”), reimburse the Company for the March 2011 Excess Amount in an amount equal to the amount by which the 3/31/11 Operating Expenses exceed the 2%/25% limitation measured from the commencement of the Company’s operations through the Determination Date (such amount, the “Determination Date Payment”). The Company agrees that the March 2011 Excess Amount shall not exceed $1,230,316.

Section 1.2 Amendment to Section 2. Section 2 of the Reimbursement Agreement is hereby amended and restated in its entirety as follows:

2. Reimbursement of Determination Date Payment. At the end of each fiscal quarter following the Payment Date, the Company shall promptly (but in no event later than 30 days) reimburse Advisor for the Determination Date Payment, if any, to the extent the 2%/25% limitation (measured from the commencement of the Company’s operations through the last day of the most recent fiscal quarter (the “Cumulative 2%/25% limitation”)) exceed the Company’s Operating Expenses (measured from the commencement of the Company’s operations through the last day of the most recent fiscal quarter (“Cumulative Operating Expenses”)). For the avoidance of doubt, such reimbursements under this Section 2 shall not in the aggregate exceed the Determination Date Payment.

Section 1.3 Amendment to Section 3. Section 3 of the Reimbursement Agreement is hereby amended and restated in its entirety as follows:

3. Ongoing Payment of Operating Expenses.

(a)

From April 1, 2011 until the Company’s Cumulative Operating Expenses do not exceed the Cumulative 2%/25% limitation, all Operating Expenses incurred by the Company on or after April 1, 2011 will be paid by Advisor on the Company’s behalf and the Company shall not directly pay for any Operating Expenses incurred on or after April 1, 2011.

(b)

For each of the three quarters ended June 30, 2011, September 30, 2011 and December 31, 2011, to the extent Operating Expenses during the prior four fiscal quarters exceed the 2%/25% limitation measured as of the prior four fiscal quarters (the “Post 3/31/2011 Excess Amount”), the Company shall, subject to a determination by the independent directors of the Company that such excess was justified based on unusual and nonrecurring factors which they deem to be sufficient, reimburse Advisor for the Post 3/31/2011 Excess Amount in the future to the extent that the amount to be reimbursed does not result in Cumulative Operating Expenses exceeding the Cumulative 2%/25% limitation.

(c)

Notwithstanding the above, Advisor shall be reimbursed by the Company for all Operating Expenses incurred on behalf of the Company that are within the 2%/25% limitation for such quarter. Beginning January 1, 2012, the reimbursement of Operating Expenses shall be subject to the terms of the Advisory Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Reimbursement Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2 Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

STEADFAST INCOME REIT, INC, a Maryland corporation

By:	/s/ Kevin J. Keating
Name:	Kevin J. Keating
Title:	Treasurer

ADVISOR:

STEADFAST INCOME ADVISOR, LLC, a Delaware limited liability company

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Manager

BEACON BAY:

BEACON BAY HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	Manager

EMERY:

/s/ Rodney F. Emery
Rodney F. Emery